MOSS-ADAMS  LLP
--------------------------------------------------------------------------------
CERTIFIED  PUBLIC  ACCOUNTANTS                       Seafirst  Financial  Center
                                                  601 West Riverside, Suite 1800
                                                           Spukane,WA 99201-0663

                                                              Phone 509.747.2600
                                                        Toll Free 1.800.888.4065
                                                                FAX 509.624.5129

                                                   Offices in Prncipal Cities of
                                                Washingon, Oregon and California


Securities  and  Exchange  Commission
450  Fifth  Street  NW
Washington,  DC  20549

Gentlemen:

Our Firm has provided the audited financial statements and unaudited financial information for
Atlas  Mining  Company  (the  Company).

We are aware of the Company's use of the unaudited interim financial information in connection with the registration of 7,500,000 shares of common stock. We hereby consent to such use in the
Sfl-2  registration  statement.

The Company requested that our Firm acknowledge use of the tinmidited financial information in accordance with the Securities Act of 1933, and therefore, we have written this letter at the
Company's  request.

Thank  You.

                                          /s/  Moss  Adams  LLP


Spokane,  Washington
November11,  1999






A  member  of

Moores
Rowland
International

An  association  of  independent
accounting  firms  throughout  the  world.


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